Exhibit 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE)

COMPLETES EXCHANGE OFFER FOR $400 MILLION

OF ITS 7 1/2% SENIOR NOTES DUE 2014

Houston (June 16, 2005) – Landry’s Restaurants, Inc. (NYSE: LNY) today announced the completion of its offer to exchange $400,000,000 in aggregate principal amount of its 7 1/2% Senior Notes due 2014, Series B, that have been registered under the Securities Act of 1933, for an identical principal amount of existing 7 1/2% Senior Notes due 2014, Series A, that were sold in a private offering completed in December, 2004. An aggregate principal amount of $398,965,000 in Series A notes were exchanged for Series B notes pursuant to the exchange offer.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta	or	Rick H. Liem
	Chairman, President and CEO		Senior Vice President and CFO
	(713) 850-1010		(713) 850-1010
	www.landrysrestaurants.com		www.landrysrestaurants.com